UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

Interactive Data Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Supplemental Indenture

On March 8, 2013, BondEdge Solutions, LLC, a Delaware limited liability corporation and a subsidiary of the Company (the “New Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into a First Supplemental Indenture, dated as of March 8, 2013 (the “First Supplemental Indenture”) to the Indenture, dated as of July 29, 2010, among the Company, certain of its affiliates signatory thereto, and the Trustee. Pursuant to the First Supplemental Indenture, the New Guarantor agreed to unconditionally guarantee all of the Company’s obligations under the Indenture with respect to the 10.25% Senior Notes due 2018, on the terms set forth therein.

The above description of the First Supplemental Indenture is qualified in its entirety by the First Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of March 8, 2013, among BondEdge Solutions LLC, and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2013	INTERACTIVE DATA CORPORATION

/s/ VINCENT A. CHIPPARI
Vincent A. Chippari
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	First Supplemental Indenture, dated as of March 8, 2013, among BondEdge Solutions LLC, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4